UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported:	March 15, 2005

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-14303	36-3161171

(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of Principal Executive Offices)	(Zip Code)

(313) 758-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement

     On March 15, 2005, the Compensation Committee of the Board of Directors of American Axle & Manufacturing Holdings, Inc. (“AAM”) approved the payment of bonus awards for 2004 for the executive officers of AAM. The payments for Joel D. Robinson, Vice Chairman, Yogen N. Rahangdale, Executive Vice President — Operations & Planning, Marion A. Cumo, Sr., Vice President — Driveline Division and Patrick S. Lancaster, Vice President, Chief Administrative Officer & Secretary, each under the American Axle & Manufacturing, Inc. Executive Officer Incentive Compensation Plan, were $340,000 for Mr. Robinson, $270,000 for Mr. Rahangdale, $215,000 for Mr. Cumo, Sr. and $220,000 for Mr. Lancaster. The payment for AAM’s Co-Founder, Chairman of the Board & Chief Executive Officer, Richard E. Dauch, was determined pursuant to the terms of Mr. Dauch’s employment agreement dated November 6, 1997, as amended.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
Date: March 21, 2005	By:	/s/Patrick S. Lancaster
Patrick S. Lancaster
Vice President, Chief Administrative Officer & Secretary